Exhibit 10.3

FIFTH AMENDMENT TO CREDIT AGREEMENT AND JOINDER

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT AND JOINDER (“Amendment”) is entered into as of March 2, 2011, by and among CryoLife, Inc., a Florida corporation (“CryoLife”), CryoLife Acquisition Corporation, a Florida corporation (“Acquisition Corp”), AuraZyme Pharmaceuticals, Inc., a Florida corporation (“AuraZyme”), CryoLife International, Inc., a Florida corporation (“International”) (CryoLife, Acquisition Corp, International and AuraZyme are sometimes referred to herein together as the “Borrowers” and individually as a “Borrower”), CryoLife, as Borrower Representative, CL Falcon, Inc., a Florida corporation (the “New Borrower”, and together with the Borrowers and the other Persons party hereto that are designated as credit parties, each a “Credit Party” and collectively, the “Credit Parties”), General Electric Capital Corporation, a Delaware corporation (the “Agent”), as administrative agent for the several financial institutions from time to time party to this Amendment (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender and L/C Issuer, and such Lenders.

RECITALS

A. The Borrowers, the other Credit Parties signatory thereto, the Lenders signatory thereto from time to time and Agent are parties to that certain Credit Agreement, dated as of March 27, 2008 (as amended, supplemented, revised, restated, replaced or otherwise modified, the “Credit Agreement”).

B. The Borrowers, the other Grantors from time to time party thereto, and Agent, as Agent for the Secured Parties referred to therein, are parties to that certain Guaranty and Security Agreement, dated as of May 27, 2008 (as amended, supplemented, revised, restated, replaced or otherwise modified, the “Guaranty and Security Agreement”). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Credit Agreement and the Guaranty and Security Agreement, as applicable.

C. The Borrowers have requested that Lenders amend the Credit Agreement in certain respects and Lenders have agreed to so amend the Credit Agreement, subject to the terms and conditions hereof.

D. The New Borrower desires to become a party to the Credit Agreement as a Borrower thereunder and to the Guaranty and Security Agreement as a Grantor thereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and intending to be legally bound, the parties hereto agree as follows:

A. AMENDMENTS

1. Amendment to Section 6.2. Section 6.2 of the Credit Agreement is amended by replacing such Section 6.2 in its entirety with the following:

6.2 Leverage Ratio. The Credit Parties shall not permit the Leverage Ratio for the twelve month period ending as of the last day of any fiscal quarter of the Borrower Representative to be greater than 2.0:1.0. “Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

2. Amendment to Section 11.1 Section 11.1 of the Credit Agreement is amended by replacing the definition of “Revolving Termination Date” in its entirety with the following:

“Revolving Termination Date” means the earlier to occur of: (a) June 30, 2011; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

B. JOINDER

By executing and delivering this Amendment, the New Borrower, as provided in Section 4.13(b) of the Credit Agreement, hereby becomes a “Borrower” under the Credit Agreement and each other Loan Document as required of a Credit Party with the same force and effect as if originally named as a Borrower therein and agrees to be bound by all the terms and conditions therein.

By executing and delivering this Amendment, the New Borrower, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the New Borrower, hereby mortgages, pledges and hypothecates to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the New Borrower and expressly assumes all obligations and liabilities of a Grantor thereunder. The New Borrower hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Guaranty and Security Agreement. By acknowledging and agreeing to this Amendment, the New Borrower hereby agrees that this Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the New Borrower.

In furtherance of the foregoing, New Borrower agrees to execute and/or deliver to Agent such UCC financing statements (with proper authorization to file such UCC financing statements without New Borrower’s signature), pledge agreements, security agreements, secretary’s certificates as to organization and incumbency and other, like documents, supplements, instruments, schedules, certificates or agreements as Agent may reasonably request to give effect to this Amendment.

C. CONDITIONS TO EFFECTIVENESS

Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until Agent shall have received (a) duly executed signature pages to this Amendment from the Lenders, Borrowers, L/C Issuer, Agent and each Credit Party, (b) an amendment fee in the amount of $10,000, and (c) a certificate of the secretary or other officer of each Credit Party in charge of maintaining books and records of such Credit Party certifying as to (i) the names and signatures of each officer of such Credit Party authorized to execute and deliver any Loan Document, (ii) the Organization Documents of such Credit Party attached to such certificate are complete and correct copies of such Organization Documents as in effect on the date of such certification and (iii) the resolutions of such Credit Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Amendment to which such Credit Party is a party.

D. REPRESENTATIONS

Each Credit Party hereby represents and warrants to Lenders, L/C Issuer and Agent that:

1. The execution, delivery and performance by such Credit Party of this Amendment (a) are within such Credit Party’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (d) do not violate any law or regulation, or any order or decree of any Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person;

2. This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

3. Both before and after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects and no Default or Event of Default has occurred and is continuing as of the date hereof. New Borrower hereby restates each and every representation and warranty made in the Credit Agreement and under any of the other Loan Documents, as fully and completely as if New Borrower were an original party thereto, except for those representations and warranties which addressed a prior point in time.

4. Both before and after giving effect to this Amendment, the New Borrower hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as of the date hereof as if New Borrower were an original party thereto.

E. OTHER AGREEMENTS

1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

2. Reaffirmation of Guaranty. Each Credit Party consents to the execution and delivery of this Amendment by all parties hereto and the consummation of the transactions described herein, and ratifies and confirms the terms of the Guaranty and Security Agreement to which such Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Credit Party acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of Borrowers, or any actions now or hereafter taken by the Lenders with respect to any obligation of Borrowers, the Guaranty to which such Credit Party is a party (i) is and shall continue to be a primary obligation of such Credit Party, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Credit Party under the Guaranty to which such Credit Party is a party.

3. Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to Agent, the L/C Issuer and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

4. Effect of Agreement. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lenders, the L/C Issuer and Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord and satisfaction in regard thereto.

7. Costs and Expenses. The Borrowers agree to pay on demand all costs and expenses of Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for Agent with respect thereto.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission, Electronic Transmission or containing an E-Signature shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[signature pages to follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS:

CRYOLIFE, INC.

By:	/s/ D. A. Lee
Title:	EVP, COO and CFO

CRYOLIFE ACQUISITION CORPORATION

By:	/s/ D. A. Lee
Title:	VP, Finance and Treasurer

AURAZYME PHARMACEUTICALS, INC.

By:	/s/ D. A. Lee
Title:	VP, Finance, CFO and Treasurer

CRYOLIFE INTERNATIONAL, INC.

By:	/s/ D. A. Lee
Title:	VP, CFO and Treasurer

CL FALCON, INC.

By:	/s/ D. A. Lee
Title:	VP, Finance, CFO and Treasurer

AGENT, L/C ISSUER AND LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent, L/C Issuer and sole Lender

By:	/s/ Ryan Guenin
Its Duly Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement]

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS
CL Falcon, Inc.	Common	1	None	1,000

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT